EXHIBIT 23.1

                 CONSENT OF PETERSON & CO., INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Registration Statements on Form S-8 of our report dated February 27, 2003, except for Note 8 as to which the date is March 25, 2003, with respect to the financial statements of Protein Polymer Technologies, Inc. included in its Annual Report (Form 10-KSB) for the year ended December 31, 2002, filed with the Securities and Exchange Commission

                                                   /s/ PETERSON & CO.

San Diego, California
June 3, 2003